UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

July 13, 2011

Date of Report (Date of earliest event reported)

Commission File No. 1-13300

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 720-1000

(Former name, former address and former fiscal year, if changed since last report)

(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On July 13, 2011, Capital One Financial Corporation (the “Company” or “Capital One”) issued a press release announcing an underwritten public offering of its common stock, which will be subject to the forward sale agreements described below. Barclays Capital, Morgan Stanley, BofA Merrill Lynch and J.P. Morgan are acting as book-running managers for the offering. Capital One intends to use the net proceeds of the offering to fund its previously announced acquisition of: (i) the equity interests of ING Bank, fsb (“ING Bank”), WS Realty, LLC and ING Direct Community Development LLC and (ii) certain assets and liabilities of ING Direct Bancorp (collectively, the “ING Direct business”). Capital One also intends to grant the underwriters a 30-day option to purchase additional shares of common stock from Capital One to cover any over-allotments. The press release is attached as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01.

In connection with the offering of its common stock, Capital One expects to enter into forward sale agreements with each of Barclays Capital Inc. and Morgan Stanley & Co. LLC or their respective affiliates, whom we refer to as the forward purchasers. The forward purchasers or their affiliates will borrow and sell to the public through the underwriters shares of Capital One’s common stock. The settlement of the forward sale agreements is expected to occur no later than approximately seven months following the date of the common stock offering. Capital One expects to settle the forward sale agreements entirely by the physical delivery of shares of its common stock unless, subject to certain conditions, it elects cash or net share settlement for all or a portion of its obligations under the forward sale agreements. Any shares purchased pursuant to the underwriters’ option to purchase additional shares will not be subject to the forward sale agreements.

In this Current Report on Form 8-K, the Company is providing the following information: (i) audited consolidated financial statements of ING Bank as of and for the years ended December 31, 2010 and 2009 and unaudited consolidated financial statements of ING Bank as of and for the three months ended March 31, 2011, attached hereto as Exhibit 99.2 and incorporated by reference in this Item 7.01; (ii) preliminary unaudited pro forma condensed combined financial statements as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010, attached as Exhibit 99.3 hereto and incorporated by reference in this Item 7.01; and (iii) certain risk factors relating to ING Bank’s business (the “ING Bank Risk Factors”), attached as Exhibit 99.4 hereto and incorporated by reference in this Item 7.01.

The ING Bank Risk Factors were originally prepared by ING Bank for inclusion in its Full Year Report for the year ended December 31, 2010, and Capital One is reproducing them without revision in this Form 8-K. As a result, references in the ING Bank Risk Factors to the “Bank,” “we,” “us,” or “our” are references to ING Bank and its subsidiaries, except as the context otherwise requires.

As explained in more detail in the accompanying notes to the pro forma financial information, the preliminary pro forma business combination adjustments reflected in the preliminary pro forma financial information are subject to adjustment. The Company expects that after the closing of the acquisition it will file, pursuant to Item 2.01 of Form 8-K, finalized pro forma financial information.

Note: Information in this report (including the exhibits) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibits 99.1, 99.2, 99.3 and 99.4 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, unless such incorporation by reference is specifically referenced therein.

Item 8.01.  Other Events.

In this Current Report on Form 8-K, the Company also is providing certain supplemental risk factors, attached as Exhibit 99.5 hereto and incorporated by reference in this Item 8.01.

Cautionary Statements Regarding Forward-Looking Statements.

The attached press release and information provided pursuant to Items 7.01 and 9.01 contain forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•

general economic and business conditions in the U.S., the U.K., Canada, or the Company’s local markets, including conditions affecting employment levels, interest rates and consumer income and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs, and deposit activity;

•	an increase or decrease in credit losses (including increases due to a worsening of general economic conditions in the credit environment);

•	financial, legal, regulatory, tax or accounting changes or actions, including the impact of the Dodd-Frank Act and the regulations promulgated thereunder;

•	the possibility that regulatory and other approvals and conditions to the ING Direct acquisition are not received or satisfied on a timely basis or at all;

•	the possibility that modifications to the terms of the ING Direct acquisition may be required in order to obtain or satisfy such approvals or conditions;

•	changes in the anticipated timing for closing the ING Direct acquisition;

•	difficulties and delays in integrating the Company’s and ING Direct’s businesses or fully realizing projected cost savings and other projected benefits of the ING Direct acquisition;

•	business disruption during the pendency of or following the ING Direct acquisition;

•	the inability to sustain revenue and earnings growth;

•	diversion of management time on any acquisition-related issues;

•	reputational risks and the reaction of customers and counterparties to the Company’s acquisitions;

•	changes in asset quality and credit risk as a result of the ING Direct acquisition;

•	developments, changes or actions relating to any litigation matter involving us;

•	increases or decreases in interest rates;

•	the Company’s ability to access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;

•	the success of the Company’s marketing efforts in attracting and retaining customers;

•

increases or decreases in the Company’s aggregate loan balances or the number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses the Company incurs and attrition of loan balances;

•

the level of future repurchase or indemnification requests the Company may receive, the actual future performance of mortgage loans relating to such requests, the success rates of claimants against the Company, any developments in litigation and the actual recoveries the Company may make on any collateral relating to claims against it;

•	the amount and rate of deposit growth;

•	changes in the reputation of or expectations regarding the financial services industry or the Company with respect to practices, products or financial condition;

•	any significant disruption in the Company’s operations or technology platform;

•	the Company’s ability to maintain a compliance infrastructure suitable for the Company’s size and complexity;

•	the Company’s ability to control costs;

•	the amount of, and rate of growth in, the Company’s expenses as the Company’s business develops or changes or as it expands into new market areas;

•	the Company’s ability to execute on the Company’s strategic and operational plans;

•	any significant disruption of, or loss of public confidence in, the United States Mail service affecting the Company’s response rates and consumer payments;

•	the Company’s ability to recruit and retain experienced personnel to assist in the management and operations of new products and services;

•	changes in the labor and employment markets;

•	the risk that cost savings and any other synergies from any of the Company’s acquisitions may not be fully realized or may take longer to realize than expected;

•	fraud or misconduct by the Company’s customers, employees or business partners;

•	competition from providers of products and services that compete with the Company’s businesses; and

•	other risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
23.1	Consent of Ernst & Young LLP
99.1	Press release dated July 13, 2011
99.2	Audited Consolidated Financial Statements of ING Bank as of and for the years ended December 31, 2010 and 2009 and Unaudited Consolidated Financial Statements of ING Bank as of and for the three months ended March 31, 2011
99.3	Preliminary Unaudited Pro Forma Condensed Combined Financial Statements as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010
99.4	Risk factors relating to ING Bank’s business
99.5	Supplemental risk factors relating to the acquisition of the ING Direct business

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: July 13, 2011	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary